UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2009

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

Furnished as exhibit 99.1 hereto is revised slide A-5 to the slide presentation used in PPL Corporation’s ("PPL") October 29, 2009 webcast announcing PPL's financial results for the quarter ended September 30, 2009, and other business matters.  The revised slide provides corrected information for 2008 actual and 2009 and future year estimates of the Pennsylvania Delivery Rate Base for PPL’s electric utility business.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Revised slide A-5 to the slide presentation used in PPL’s October 29, 2009 webcast announcing PPL’s financial results for the quarter ended September 30, 2009, and other business matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  October 29, 2009